UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 24, 2023 (May 24, 2023)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of DENTSPLY SIRONA Inc. was held on May 24, 2023. The following matters were voted upon at the Annual Meeting, with the results indicated:

1.Election of eleven directors to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified.

	Director	For	Against	Abstain	Broker Non-Votes
1a.	Eric K. Brandt	171,039,955	22,715,590	300,844	5,903,386
1b.	Simon D. Campion	193,056,262	901,062	99,065	5,903,386
1c.	Willie A. Deese	180,703,407	13,262,454	90,528	5,903,386
1d.	Betsy D. Holden	183,021,784	10,980,260	54,345	5,903,386
1e.	Clyde R. Hosein	191,582,078	2,381,809	92,502	5,903,386
1f.	Harry M. Jansen Kraemer Jr.	189,835,163	4,134,231	86,995	5,903,386
1g.	Gregory T. Lucier	180,772,913	13,189,907	93,569	5,903,386
1h.	Jonathan J. Mazelsky	192,783,731	1,174,164	98,494	5,903,386
1i.	Leslie F. Varon	183,970,016	10,028,668	57,705	5,903,386
1j.	Janet S. Vergis	190,947,901	3,047,335	61,153	5,903,386
1k.	Dorothea Wenzel	191,626,429	2,363,469	66,491	5,903,386

2.Ratification of appointment of PricewaterhouseCoopers LLP as DENTSPLY SIRONA Inc.'s independent registered public accountants for 2023.

For	Against	Abstain	Broker Non-Votes
194,055,014	5,860,776	43,985	—

3.Non-binding vote on the Company's executive compensation for 2022.

For	Against	Abstain	Broker Non-Votes
175,863,673	18,103,565	89,151	5,903,386

4.Non-binding advisory vote on the frequency of voting on the Company's executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
189,699,223	41,323	4,241,894	73,949	5,903,386

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig, Senior Vice President, Corporate
Development, General Counsel and Secretary

Date: May 24, 2023